EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Edison Brothers Stores, Inc. of our report dated March 9, 1994, included in the 1993 Annual Report to Stockholders of Edison Brothers Stores, Inc.

Our audits also included the financial statement schedules of Edison Brothers Stores, Inc. listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Registration Statements (Form S-8 Number 2-72334) pertaining to the Edison Brothers Stores, Inc. 1975 Stock Bonus Plan, (Form S-8 Number 2-84838) pertaining to the Edison Brothers Stores, Inc. 1982 Incentive Stock Option Plan, (Form S-8 Number 33-13297) pertaining to the Edison Brothers Stores, Inc. 1986 Stock Option Plan, and (Form S-8 Number 33-54754) pertaining to the Edison Brothers Stores, Inc. 1992 Stock Option Plan and in the related Prospectuses of our report dated
March 9, 1994, with respect to the consolidated financial statements incorporated herein, by reference, and our report included in the preceding paragraph with respect to its financial statements and schedules included in the Annual Report (Form 10-K) of Edison Brothers Stores, Inc. for the year ended January 29, 1994.

                                            ERNST & YOUNG


St. Louis, Missouri
April 27, 1994